EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Seaspan Corporation

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180895, 333-195571, 333-200639, 333-211545 and 333-220176) on Form F-3, (Nos. 333-151329 and 333-202698) on Form F-3D, and (Nos. 333-173207, 333-189493, 333-200640, 333-212230 and 333-222216) on Form S-8 of Seaspan Corporation of our reports dated March 6, 2018, with respect to the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 20-F of Seaspan Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

March 6, 2018

Vancouver, Canada